THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     THIS CONVERTIBLE NOTE, AND PAYMENT AND ENFORCEMENT HEREOF, IS SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED JANUARY 23, 2003, BETWEEN THE FROST NATIONAL BANK, A NATIONAL BANKING ASSOCIATION DOING BUSINESS AS FROST CAPITAL GROUP, JAMES E. UPFIELD, THE HOLDER OF THIS CONVERTIBLE NOTE, AND THE HOLDERS OF ALL OF THE OTHER CONVERTIBLE NOTES ISSUED UNDER THE NOTE PURCHASE AGREEMENT REFERRED TO IN THIS CONVERTIBLE NOTE, AND ACKNOWLEDGED BY TEMTEX INDUSTRIES, INC. AND TEMCO FIREPLACE PRODUCTS, INC., AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS, WHETHER OF PRINCIPAL OR INTEREST OR OTHERWISE, SHALL BE DEMANDED, MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS OF SUCH AGREEMENT.

                     TEMTEX INDUSTRIES, INC.
            CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                                                    Dallas, Texas
                                                 January 27, 2003

     TEMTEX INDUSTRIES, INC., a Delaware corporation (the "Company"), the principal office of which is located at 1190 W. Oleander Avenue, Perris, California 92571, for value received hereby promises to pay to [___________________], or his registered assigns, the sum of [________________________________]
($_________), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall be due and payable on the earlier to occur of (i) July 19, 2007, (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) or (iii) when declared due and payable by the Holder in a Pay-Off Election (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is deemed to be issued in connection with the transactions described in that certain Note Purchase Agreement between the Company and the Investors described therein, dated July 19, 2002, as the same may from time to time be amended, modified or supplemented (the "Note Purchase Agreement"). The Holder of this Note is subject to certain restrictions set forth in the Note Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Note Purchase Agreement, the Investors' Rights Agreement and the Voting Agreement (as defined below). This Note is one of the Notes referred to as the "Notes" in the Note Purchase Agreement.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          (i) "Automatic Conversion Event" shall mean any transaction or series of transactions effecting the consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company.

          (ii) "Company" includes any corporation that, to the extent permitted by this Note or the Note Purchase Agreement shall succeed to or assume the obligations of the Company under this Note.

         (iii) "Existing Credit Facility" shall refer to that certain $4,000,000 Loan Agreement by and among The Frost National Bank d/b/a Frost Capital Group, as lender and the Company and its wholly-owned subsidiary, Temco Fireplace Products, Inc., as borrowers, dated as of September 6, 2000, as amended, extended, renewed or increased from time to time, including any "over-line" or loan facility related thereto.

          (iv) "Holder" when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          (v) "Investors' Rights Agreement" shall refer to that Investors' Rights Agreement, dated as of July 19, 2002, which has been executed by the Company in connection with the transactions contemplated by the Note Purchase Agreement and which the Holder has joined as a party thereto as of the date hereof.

          (vi) "Voting Agreement" shall refer to that certain First Amended and Restated Voting Agreement, dated as of the date hereof, which has been executed by the Company.

          (vii) Other capitalized terms shall have the meanings ascribed thereto elsewhere herein.

     2. Interest. Commencing on March 1, 2003, and on the first calendar day of each month thereafter until all outstanding principal and interest on this Note shall have been paid in full or converted, the Company shall pay interest at the rate of six percent (6%) per annum or, if less, the maximum rate permitted by applicable law (the "Initial Interest Rate") on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the same rate as the Initial Interest Rate plus three percent (3%) or, if less, the maximum rate permitted by applicable law, shall continue to accrue on the balance of any unpaid principal until such balance is paid or converted.

3.   Events of Default. If any of the events specified in this
Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holders possessing more than one-half of the face amount of all then outstanding Notes issued pursuant to the Note Purchase Agreement may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, signed by such number of Holders:

          (i) Default in the payment of the principal of or unpaid accrued interest on this Note when due and payable if such default is not cured by the Company within fifteen (15) calendar days after the Holder has given the Company written notice of such default; or

          (ii) Breach by the Company of any material representation, warranty, or covenant in this Note, the Note Purchase Agreement or the Voting Agreement; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within thirty
     (30) calendar days after written notice to the Company of such breach; or

          (iii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

          (iv) If, within sixty (60) calendar days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

          (v) Any default of the Company under any Senior Indebtedness (as defined below) that results in the holder thereof accelerating the maturity of such Senior Indebtedness.

     4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness and in accordance with and pursuant to that certain Subordination Agreement of even date herewith among Holder and each of the Investors party to the Note Purchase Agreement and the holders of certain Senior Indebtedness of the Company (the "Subordination Agreement").

          4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest (including post-petition interest) on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured) including, without limitation, any indebtedness of the Company and its subsidiary Temco Fireplace Products, Inc. under the Existing
Credit Facility, and any indebtedness of the Company and its subsidiary Temco Fireplace Products, Inc. to James E. Upfield evidenced by that Secured Term Note dated July 19, 2002, in the principal amount of $750,000 (the "Upfield Note"), (ii) any indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior
Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor and (iii) any other amounts constituting "Senior Debt" as defined in the Subordination Agreement.

          4.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be satisfied, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the satisfaction of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior
Indebtedness is outstanding, permitting the holder of such Senior
Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been satisfied, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

          4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this
Section  4  shall impair, as between the Company and the  Holder,
the   obligation  of  the  Company,  subject  to  the  terms  and conditions hereof, to pay to the Holder the principal hereof  and interest  hereon as and when the same become due and payable,  or shall  prevent  the Holder of this Note, upon default  hereunder,
from   exercising  all  rights,  powers  and  remedies  otherwise provided herein or by applicable law.

          4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior
Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior
Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

          4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4 and/or the Subordination Agreement.
It is expressly acknowledged and agreed by the Holder that with respect to the Senior Debt evidenced by the Existing Credit
Facility and the Upfield Note, the subordination provisions contained in the Subordination Agreement shall control and be applicable to the parties thereto with regard to the Existing
Credit Facility and the Upfield Note.

     5. Prepayment. This Note may not be prepaid prior to the date that the principal amount of this Note becomes due and payable except with the express written consent of Holders of more than one-half of the face amount of all then outstanding Notes issued pursuant to the Note Purchase Agreement.

     6.   Conversion.

          6.1 Conversion Shares. The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount together with all accrued interest to the date of conversion by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to $0.60, subject to adjustment pursuant to Section 7 below.

               6.1.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, at any time after July 19,
2003  but  prior to payment in full of the principal  balance  of
this  Note,  to  convert  this  Note,  in  accordance  with   the
provisions hereof, in whole or in part, into fully paid and nonassessable shares of common stock of the Company (the "Common
Stock").

               6.1.2 Right of Conversion Upon Default. In addition to the right of any Holder to convert such Holder's Note pursuant to the provisions in Section 6.1.1 above, any Holder of this Note has the right, at the Holder's option, at any time prior to July 19, 2003, but prior to payment in full of the principal balance of the Note, upon an Event of Default, to convert this
Note in accordance with the provisions hereof into fully paid and nonasssessable shares of Common Stock.

          6.2  Automatic Conversion Event Provisions.

               6.2.1 Notice of Automatic Conversion Event. The Company shall provide written notice to each Holder at least twenty (20)
calendar  days prior to the consummation of an Automatic Conversion Event.

               6.2.2 Pay-Off Election. Upon receipt of the notice set forth in Section 6.2.1 above, Holders possessing more than one-half of the face amount of all then outstanding Notes issued pursuant to the Note Purchase Agreement may, at their option (but without obligation), submit a written notice (the "Pay-Off
Election") to be received by the Company at least three (3) calendar days prior to the consummation of the Automatic
Conversion Event, that the Holders voluntarily elect to accelerate the maturity of the Notes (including those Notes not held by Holders participating in such notice) on and as of the effective date of the Automatic Conversion Event, whereupon, subject to the Subordination Agreement, the entire principal and unpaid accrued interest hereon shall be due and payable. Upon exercise in accordance with a Pay-Off Election provided for herein, such Holder shall surrender such Holder's Note, duly endorsed, at the office of the Company against receipt of full payment of all principal of and unpaid interest thereon.

               6.2.3 Automatic Conversion. To the extent the Holders do not timely submit the Pay-Off Election, the entire principal amount of this Note and any unpaid accrued interest shall be automatically converted into shares of Common Stock at the Conversion Price at the time in effect immediately prior to the applicable Automatic Conversion Event.

          6.3  Conversion Procedure.

               6.3.1   Notice of Conversion Pursuant to Section 6.1.1 and
6.1.2. Before the Holder shall be entitled to convert this Note into shares of Common Stock pursuant to Section 6.1.1 or 6.1.2 hereof, it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section
6.1.1 or 6.1.2, as applicable, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a check payable to the Holder for any cash amounts payable for fractional shares as provided in Section 6.4 below. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               6.3.2 Notice of Conversion Pursuant to Section 6.2.3. If this Note is automatically converted pursuant to the provisions of Section 6.2.3 above, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note. Upon any such automatic conversion, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable for fractional shares as provided in Section 6.4 below.

          6.4 Fractional Shares and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, after giving effect to the maximum number of whole shares into which this note may be converted at the time of any conversion thereof. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

     7.   Conversion Price Adjustments.

          7.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

          7.2 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common
Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

          7.3  Notices of Record Date, etc. In the event of:

               7.3.1 any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               7.3.2 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

               7.3.3 any voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company will mail to the holder of this Note at least ten
(10) days prior to the earliest date specified therein, a notice specifying:

                    7.3.3.1  the date on which any such record is
to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                    7.3.3.2 the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          7.4 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     8. Assignment. Subject to the restrictions on transfer described elsewhere herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and holders of more than one-half of the face amount of all then outstanding Notes issued pursuant to the Note Purchase Agreement.

     10. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.
If a determination has been made pursuant to this paragraph that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. In addition, each certificate representing shares of Common Stock received upon conversion hereof shall be endorsed by the Company with a legend reading substantially as follows:

          "The Shares evidenced hereby are subject to a First Amended and Restated Voting Agreement (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said First Amended and Restated Voting Agreement."

     11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.
Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail.

      12. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares of Common stock to be obtained upon conversion hereunder until, and only to the extent that, this Note shall have been converted.
13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.
14. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections or Paragraphs refer to Sections and Paragraphs hereof.


     IN WITNESS WHEREOF, the Company has caused this Note to be issued this 27th day of January, 2003.

                              TEMTEX INDUSTRIES, INC.


                              By:
                                  --------------------------------
                                   Richard N. Anderson, President


Name of Holder:  [_____________________]
Address:         [_____________________]
                 [_____________________]

                      NOTICE OF CONVERSION

           (To Be Signed Only Upon Conversion of Note)

TO TEMTEX INDUSTRIES, INC.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into _______ shares of Common Stock of TEMTEX INDUSTRIES, INC., to the extent of $____________ unpaid principal amount of and interest on such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________, whose address is_______________________.

Dated:________________________



                              ___________________________________
                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of the Note)



                              ___________________________________
                                          (Address)